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                                                                    EXHIBIT 10.2

                          ALLIED WASTE INDUSTRIES, INC.
                           RESTRICTED STOCK AGREEMENT
                      (UNDER THE 2005 NON-EMPLOYEE DIRECTOR
                            EQUITY COMPENSATION PLAN)

      THIS RESTRICTED STOCK AGREEMENT ("Agreement") is dated
_________________________ ("Date of Grant"), between ALLIED WASTE INDUSTRIES, INC., a Delaware corporation ("Company"), and _____________________________
("Director"):

                                R E C I T A L S:

      The Company maintains the Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan (formerly known as the Allied Waste Industires, Inc. 1994 Amended and Restated Non-Employee Director Stock Option
Plan), as most recently amended and restated effective ________________, 2005 ("Plan"), all of the terms and provisions of which are incorporated herein by reference and made a part of this Agreement. All capitalized terms used but not defined in this Agreement have the meanings given to them in the Plan.

      The Plan provides for an award of shares of Restricted Stock to the Director.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Restricted Stock. The Company hereby grants to Director ____________________ shares of Restricted Stock ("Award Shares"), subject to the following terms and conditions and to the provisions of the Plan.

2. Vesting. Director shall become vested in the Award Shares according to the following schedule:

      [Initial grant] 0% vested until the last day of Director's first one-year term ending after the Date of Grant; 1/3 vested on the last day of Director's first one-year term ending after the Date of Grant; an additional 1/3 vested on the last day of Director's second one-year term ending after the Date of Grant; and an additional 1/3 vested on the last day of the Director's third one-year term ending after the Date of Grant.

      [Annual grant] 0% vested until the last day of Director's first one-year term ending after the Date of Grant; and 100% vested on the last day of Director's first one-year term ending after the Date of Grant.

Any Award Shares that have not vested as of the date Director ceases to be a director of the Company, for any reason, will be forfeited as of the beginning of business on that date.

3. Rights as Stockholder. Director shall be entitled to all of the rights of a stockholder with respect to the Award Shares including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Date of Grant.

4. Share Certificates. The Company will provide Director with a certificate for the Award Shares, issued in the Director's name, but containing the stock legend as provided for in Section 6(a) of the Plan. Within a reasonable time following the vesting of Director's Award Shares, the Company will re-issue one or more certificates to Director with respect to which the stock legend has been removed in the case of vested Award Shares.

5. Term of Directorship. This Agreement does not grant to Director any right to continue serving as a director of the Company.

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6.    Notices; Deliveries. Any notice of delivery required to be given under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at its principal office at 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, and any notice or delivery to be given to Director shall be addressed to him at the address given by him beneath his signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

7. Disputes. As a condition of the granting of the Award Shares, Director and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of the Plan and this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Director, his heirs and personal representatives, and all permitted transferees.

8. Award Shares Subject to Plan. The Award Shares granted pursuant to this Agreement are subject to the terms and provisions of the Plan. Unless otherwise explicitly stated herein, in the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail under all circumstances.

15.   Miscellaneous.

      (a) All decisions of the Committee with respect to any questions arising under the Plan or under this Agreement shall be conclusive.

      (b) Director agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, attributable to the vesting of such Award Shares.

      (c) Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver certificates evidencing the Award Shares or shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

      (d) This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

      (e) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona.

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      IN WITNESS WHEREOF, the Company has, as of the date first above written, caused this Agreement to be executed on its behalf by its Chairman, President or any Vice President, and Director has hereunder set his hand as of the date first above written, which date is the Date of Grant of the Award Shares.

ALLIED WASTE INDUSTRIES, INC.                     DIRECTOR

By________________________________                ______________________________
                                                  Signature
Title ____________________________

                                                  ______________________________
                                                  Print Name

                                                  ______________________________

                                                  ______________________________
                                                  Address

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